UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2010

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2010, The Hanover Insurance Group, Inc. (NYSE: THG) (the “Company”) announced that it initiated an accelerated share repurchase program to effect the immediate repurchase of 2,315,351 shares of the Company’s common stock at a price per share of approximately $43.19, subject to adjustment, pursuant to an accelerated share repurchase agreement (the “ASR Agreement”), dated March 30, 2010, with Barclays Bank PLC acting through its agent Barclays Capital, Inc. (“Barclays”), for a total purchase price of approximately $100.9 million.

Upon completion of the ASR Agreement, the Company will receive or be required to remit a purchase price adjustment, payable, at the Company’s option, in stock or cash, based on a volume-weighted average price for common stock during a period of up to five months as stated in the ASR Agreement.

The Company has repurchased the shares under a share repurchase program previously authorized by the Company’s board of directors, allowing for the repurchase of up to $400 million of the Company’s outstanding common stock. As of March 31, 2010 and after the execution of the ASR Agreement, the Company has utilized a total of approximately $335 million of the $400 million authorization.

The foregoing description of the ASR Agreement is a summary and is qualified in its entirety by the terms of the ASR Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On March 31, 2010, the Company issued a press release announcing the ASR Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains or may include statements about the Company that are not statements of historical fact, including with respect to the purchase price of shares acquired pursuant to the ASR Agreement, the timing and the duration of prospective share purchases and the amount of capital that may be expended for such share repurchases, all of which may be subject to change in the future. Such statements are forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934.

The Company cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results could differ materially. Investors are directed to consider the risks and uncertainties in the Company’s business that may affect future performance and that are discussed in readily available documents, including the Company’s annual report and other documents filed by the Company with the Securities and Exchange Commission and which are also available at www.hanover.com under “Investors”.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Confirmation between The Hanover Insurance Group, Inc. and Barclays Bank PLC acting through its agent Barclays Capital, Inc., dated March 30, 2010.

Exhibit 99.1	Press Release of The Hanover Insurance Group, Inc., dated March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.

(Registrant)

Date: March 31, 2010

By:  /s/ Steven J. Bensinger

        Name: Steven J. Bensinger

        Title: Executive Vice President

                  and Chief Financial Officer

Exhibit Index

Exhibit 10.1	Confirmation between The Hanover Insurance Group, Inc. and Barclays Bank PLC acting through its agent Barclays Capital, Inc., dated March 30, 2010.

Exhibit 99.1	Press Release of The Hanover Insurance Group, Inc., dated March 31, 2010.